SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Section 240.14a-12


                           WILLAMETTE INDUSTRIES, INC.

                             -----------------------

                (Name of Registrant as Specified in its Charter)
                             -----------------------

                              WEYERHAEUSER COMPANY

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid:

----------
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                        Weyerhaeuser Company

                        CREATING THE PREMIER
                        FOREST PRODUCTS
                        COMPANY


                        Steve Rogel
                        Chairman, President and CEO

                        Investor Presentation
                        May 2001


[Weyerhaeuser Company logo]

FORWARD LOOKING STATEMENTS
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These slides include "forward-looking statements" that express expectations of future events or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and Weyerhaeuser Company ("Weyerhaeuser") cannot give assurance that such statements will prove to be correct. Any such forward-looking statement made by Weyerhaeuser with respect to the Willamette tender offer is not entitled to the benefit of the safe harbor protections of the Private Securities Litigation Reform Act of 1995.


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                                                     [Weyerhaeuser Company logo]

THE LANDSCAPE OF THE FOREST PRODUCTS
INDUSTRY IS CHANGING VERY RAPIDLY
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                  More Global + More Focused = Fewer Players






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                                                    [Weyerhaeuser Company logo]


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DRIVERS OF CONSOLIDATION
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     o    Forest products companies have not been attractive investments

     o Consolidation and the changing channels to market have changed the way business is conducted


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                                                     [Weyerhaeuser Company logo]


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TOTAL SHAREHOLDER RETURN (1)
-----------------------------------------------------------------------------

                                    1/1/97 to 8/1/00       1/1/97 to 5/9/01
------------------------------      ----------------       ----------------

 S&P 500                                  94.1%                  69.5%
 -----------------------------------------------------------------------
|Weyerhaeuser                             13.5%                  36.3%  |
 -----------------------------------------------------------------------
 Westvaco                                 10.8%                   4.6%
 Boise Cascade                            -3.0%                  18.5%
 Willamette                               -3.6%             52.2%/7.5%(2)
 Mead                                     -3.6%                   4.4%
 Potlatch                                 -5.7%                  -2.8%
 International Paper                      -8.9%                   3.3%
 Temple Inland                           -10.7%                   5.7%
 Georgia Pacific                         -15.9%                   8.6%
 Smurfit Stone Container                 -23.0%                 -11.6%
 Louisiana Pacific                       -49.2%                 -30.8%

Notes:
1.   Total return calculated assuming dividends reinvested
2. Willamette total return between 1/1/97 and 5/9/01 includes appreciation due to Weyerhaeuser's acquisition proposal. The Willamette total return between 1/1/97 and 11/10/00, the last trading day prior to the first public announcement of the acquisition proposal, is 7.5%
3. Georgia Pacific total return calculated beginning on 12/17/97 to adjust for the separation of The Timber Group


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                                                     [Weyerhaeuser Company logo]

MARKET CHANGE
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     o    New channels to market favor larger, more focused companies

          o    Big boxes

          o    Fewer suppliers

          o    Supply all geographies


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                                                     [Weyerhaeuser Company logo]

OUR GOAL
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     o    To be the best forest products company on a global basis

          o    Lead the industry in creating value for shareholders

          o    Achieve world-class safety performance


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                                                     [Weyerhaeuser Company logo]

HOW DO WE CREATE SHAREHOLDER VALUE?
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     o    Strengthen core businesses

     o    Improve capital effectiveness

     o Drive manufacturing and support services efficiencies to higher levels

     o    Grow through disciplined acquisitions


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                                                     [Weyerhaeuser Company logo]

WILLAMETTE TRANSACTION FITS
STRATEGIC ACQUISITION CRITERIA
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|X|  Willamette is a unique fit with Weyerhaeuser core products portfolio

|X|  Combined companies have better prospects vs. stand-alone basis

|X|  Accelerates long-term earnings growth

|X|  Cost savings and synergies expected

|X|  Efficient and effective use of capital

|X|  Complementary timberland holdings

|X| Complementary strengths and cultures



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                                                     [Weyerhaeuser Company logo]

WEYERHAEUSER HAS REPEATEDLY APPROACHED
WILLAMETTE . . .
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August 11, 1998     o    Weyerhaeuser sends letter to Willamette Board
                         offering to merge in a stock for stock transaction

                      -    0.94 Weyerhaeuser shares per Willamette share

                      - Up-front premium of approximately 40% to the average last twelve month exchange ratio

August 20, 1998     o    Willamette Board rejects offer and refuses to
                         negotiate

August 2, 2000      o    Weyerhaeuser Chairman, Steve Rogel, meets with
                         Willamette Chairman, William Swindells, in Portland,
                         Oregon and reaffirms interest in a potential combination

August 28, 2000     o    Weyerhaeuser proposes to combine with Willamette in a
                         part cash, part stock transaction

                      - $43.24 per share in cash for 50% of outstanding Willamette shares; 0.94 Weyerhaeuser shares for the remaining 50% of Willamette shares

                      - Up-front premium of approximately 41% over the 60 day average share price

September 8, 2000   o    Willamette Board rejects offer and refuses to
                         negotiate

November 6, 2000    o    Weyerhaeuser proposes to acquire Willamette for $48
                         per share in cash

November 9, 2000    o    Willamette Board fails to act on the proposal


November 13, 2000   o    Weyerhaeuser PUBLICLY proposes to acquire Willamette
                         for $48 per share in cash; 60% premium over 60 day average share price

February 1, 2001    o    51% of Willamette shares tendered; Willamette refuses
                         to rescind "poison pill" and other defensive measures


May 7, 2001          o    Weyerhaeuser increases offer to $50 per share in
                         cash; 67% premium over 60 day average share price

May 9, 2001         o    Willamette Board rejects offer and refuses to
                         negotiate


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                                                     [Weyerhaeuser Company logo]

CURRENT OFFER
-----------------------------------------------------------------------------

     o    $50 per share in cash

     o    67% premium to 60-day average Willamette share price (1)

     o Aggregate pro forma transaction value is $7.2 billion, including $1.7 billion of assumed debt

     o    Combination expected to generate $300MM of annual pre-tax synergies

     o Merger expected to be accretive to cash flow, earnings per share and shareholder value

     o    Expect to retain investment grade credit rating

     o Weyerhaeuser has received financing commitments necessary to complete transaction

     o Forwarded a draft merger agreement without typical "deal protection" provisions

        Note:
        1.   Prior to public release of acquisition proposal on November 10,
             2000


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                                                     [Weyerhaeuser Company logo]

PREMIUM OFFER PROVIDES SUPERIOR VALUE FOR
WILLAMETTE SHAREHOLDERS
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     o    Offer represents substantial premium(1) to Willamette shareholders

          o    1-day premium of 44%

          o    60-day premium of 67%

          o    90-day premium of 64%

     o Premium is considerably higher than an average of prior transactions in the forest products industry

          o The 44% premium exceeds the average 31.8% premium for the 64 paper industry company transactions that have occurred since 1990 (2)

     o    Market experts agree . . .


        Notes:
        1.   Prior to public release of acquisition proposal on November 10,
             2000
        2.   Source: Salomon Smith Barney Financial Strategy Group


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                                                     [Weyerhaeuser Company logo]

MARKET EXPERT VIEWS ON VALUE (1)
-----------------------------------------------------------------------------

CHIP DILLON, SALOMON SMITH BARNEY, 5/7/01
"[W]e maintain that Weyerhaeuser ultimately would pay in the low-to-mid $50s."

MARK WILDE, DEUTSCHE BANK ALEX BROWN, 5/7/01
"If there's a deal, it looks like low/mid $50."

ANNA TORMA, MERRILL LYNCH, 12/15/00
"Although we expect that this acquisition will ultimately be accomplished, Willamette's refusal to negotiate will likely delay any transaction. We believe Weyerhaeuser may need to pay between $52-$54 a share to acquire Willamette."

DON ROBERTS, CIBC WORLD MARKETS, 12/13/00
"In our opinion, the highest acceptable limit on any revised bid would be $50.50/share."

STEVEN CHERCOVER, D.A. DAVIDSON, 12/13/00
"[W]e expect a transaction to occur in the low $50s range."

TERRY SCHUMACHER, FIRST SECURITY VAN KASPER, 11/17/00
"We still consider $52 per share to be a reasonable value for the company in an acquisition. We note that the all-time record high for the stock was $52 1/8 in mid-1999."


Note:
1.   Permission to use quotations neither sought nor obtained


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                                                     [Weyerhaeuser Company logo]

Objective Industry Share Price Performance
-----------------------------------------------------------------------------

                  [Chart comparing share price performance of
                    Willamette's Self-selected Composite(1)
                              (equal weighted) to
                    S&P Paper and Forest Products Index(2)
                       (market capitalization weighted)]






Notes:
1. Willamette's self-selected composite includes Boise Cascade, Georgia Pacific, International Paper, Smurfit Stone Container, Temple Inland, Louisiana Pacific and Weyerhaeuser. Willamette has presented its composite on an equal weighted basis
2. Calculation excludes Willamette and Weyerhaeuser performance due to their involvement in the proposed transaction. The standard calculation for the S&P Paper and Forest Products Index is market capitalization weighted. The index includes Boise Cascade, Georgia Pacific, International Paper, Mead, Potlatch, Westvaco, Louisiana Pacific, Weyerhaeuser and Willamette


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                                                     [Weyerhaeuser Company logo]

SYNERGIES
-----------------------------------------------------------------------------

        Synergies/                        o   $300MM of estimated synergies
Acquiree Revenues
               (%)                        o   Synergy estimate in-line with precedent transactions
14.0
          12.2
12.0              11.2

10.0                    10.1
                                 8.9
8.0                                   8.1     8.0
                                                   7.3    7.2   7.2
-----------------------------------------------------------------------------------------------------------------------  Average (3)
6.0                                                                     6.8   6.0    6.0                                       7.0%
                                                                                           5.3     5.0
4.0                                                                                                    4.7      4.3
                                                                                                                    3.6   3.1
2.0

0.0
      James River/|   Abitibi-  |International| Georgia  |International| Stora Enso |Weyerhaeuser/|Norske Skog/| Bowater/|
      Fort Howard |Consolidated/|   Paper/    | Pacific/ |   Paper/    |Consolidated|  MacMillan  | Fletcher      Avenor |
                  |   Donohue   |Champion     |Fort James| Union Camp  |  Papers    |   Bloedel   |Challenge   |         |
                  |             |             |          |             |            |             |  Paper     |         |
             Kimberly-Clark/ Donohue/  International  Jefferson  Weyerhaeuser Abitibi-Price/ Smurfit      Enso/      Repola
               Scott Paper     Quno      Paper/        Smurfit/  Willamette(2)   Stone        Stone/     Stora       Kymmene
                                        Federal         Stone                 Consolidated  St. Laurent
                                       Paper Board    Container                             Paperboard


Notes:
1.   Announced pretax synergies
2.   Assumed synergies of $300MM in relation to LTM sales prior to 11/10/2000
3.   Excludes Weyerhaeuser/Willamette transaction


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                                                     [Weyerhaeuser Company logo]

SENIOR MANAGEMENT AND BOARD ENTRENCHMENT
-----------------------------------------------------------------------------

     o Willamette Board and Management have never tried to inform themselves on the Weyerhaeuser offer

          o    Refusal to engage in meaningful dialogue

     o Willamette has never indicated how or when they will generate value equal to Weyerhaeuser's premium offer

     o    Active and emotional entrenchment

          o    Change-in-control agreements

          o    Incitement of employees and local constituencies

     o Despite the fact that Willamette shareholders have endorsed the Weyerhaeuser proposal, the Willamette Board has continued to ignore the wishes of its shareholders


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                                                     [Weyerhaeuser Company logo]

MARKET VIEWS ON WILLAMETTE SENIOR MANAGEMENT AND BOARD ENTRENCHMENT (1)
-----------------------------------------------------------------------------
MARK CONNELLY, CREDIT SUISSE FIRST BOSTON, 5/10/01
"The absence of a cogent, economically-based response to the Weyerhaeuser bid is both troubling and disappointing. Willamette seems to be saying "we're worth a lot more, but we can't think of a way to explain why in a manner that you will understand". A counter-bid from management would make sense if the value is there; we haven't seen one."

GUY WYSER-PRATTE, WYSER-PRATTE MANAGEMENT, INC., 3/16/01
"From all indications, it seems that the majority of the Willamette's shareholders want to accept a premium offer for their shares, and want you and your board to maximize shareholder value. I note that more than half of Willamette's shares have been tendered into Weyerhaeuser's tender offer. Yet Willamette has chosen to ignore the wishes of the majority and force its shareholders into a proxy fight."

THE PORTLAND BUSINESS JOURNAL, 3/9/01
"Willamette's management team is acting like it has been living in the woods the last century. Have any of its directors heard of shareholder rights? How about fiduciary responsibility? Or just plain common sense? The directors seem to be completely lacking in the latter... Willamette's Board has apparently forgotten that when you go to the public for money, you become responsible to the public for your actions... sometimes the financial interests of the shareholders supercedes the job-security interests of the members of Management and the Board."

MONEY MANAGER QUOTED IN BRAINSTORM NW MAGAZINE, MAY 2001
"What is unreasonable is that Willamette has not suggested a price. They make light of how shareholders have been voting. After all, 51 percent of the stock has at one point been offered - and of the remaining shares, 20 to 30 percent of them are tied to people who are family insiders. So don't tell me people don't support this bid - they do."

Note:
1.   Permission to use quotations neither sought nor obtained


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                                                     [Weyerhaeuser Company logo]

PROXY VOTE IS ABOUT BOARD ACCOUNTABILITY
-----------------------------------------------------------------------------

     o    Vote is about electing directors who:

          o    Will listen to shareholders

          o    Believe their duty is to maximize shareholder value

     o    Weyerhaeuser nominees

          o    Experienced business people

          o    Committed to maximizing value for ALL Willamette shareholders


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                                                     [Weyerhaeuser Company logo]

WHY WE ARE ASKING FOR YOUR SUPPORT
-----------------------------------------------------------------------------

     o Weyerhaeuser nominees are committed to implementing a value maximizing process for all Willamette shareholders

     o Independent financial analysts have indicated that absent Weyerhaeuser's offer, the value of Willamette shares could fall significantly

          o "Downside risk could be as much as $33 per share if the deal with Weyerhaeuser falls through" - Peter Ruschmeier, Lehman Brothers, 4/16/01 (1)
     ---------------------------------------------------------------------
    |o    If the Weyerhaeuser nominees are not elected, Weyerhaeuser will |
    |     withdraw its offer                                              |
     ---------------------------------------------------------------------

Note:
1.   Permission to use quotations neither sought nor obtained


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                                                     [Weyerhaeuser Company logo]

IMPORTANT INFORMATION
-----------------------------------------------------------------------------

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company, has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. at $50.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time on Friday, May 18, 2001. CHI may extend the offer. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m.
New York City time on the first business day following the date the offer was scheduled to expire.


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                                                     [Weyerhaeuser Company logo]


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                          [Weyerhaeuser Company logo]